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                                   EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


      As independent public accountants, we hereby consent to the incorporation by reference of our reports on National HealthCare, L.P. dated February 1, 1995, included in this Form 10-K for the year ended December 31, 1994, into the Partnership's previously filed Post-effective Amendment No. 1 to Form S-4 on Form S-8 Registration Statement No. 33-9881. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1994 or performed any audit procedures subsequent to the date of our report.




                                               ARTHUR ANDERSEN LLP




Nashville, Tennessee
March 21, 1995





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